UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE

  SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   May 9, 2003

                       TOYS “R” US, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-11609	22-3260693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

461 From Road, Paramus, New Jersey	07652
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code      (201) 262-7800

(Former name or former address, if changed since last report)

Item 5.	Other Events and Required FD Disclosure

On May 9, 2003, Toys “R” Us, Inc. (the “Company”) announced that Richard Markee, the Company’s Executive Vice President and President – Specialty Businesses and International Operations, was elected as Vice Chairman of the Company and President of Toys “R” Us- U.S.

The Company also announced that Deborah Derby was elected as Executive Vice President – Human Resources, replacing Michael D’Ambrose, who is leaving the Company to pursue other opportunities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOYS “R” US, INC.
(Registrant)

DATE May 9, 2003	BY /s/ Louis Lipschitz
Louis Lipschitz
Executive Vice President and Chief Financial Officer